EXHIBIT 21


                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 2001, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

                                                                        Jurisdiction
Name                                                                    of Formation
----                                                                    ------------
INDSPEC Holding Corporation                                             Delaware
La Porte Chemicals Corp.                                                Delaware
Laurel Industries, Inc.                                                 Ohio
Natural Gas Odorizing, Inc.                                             Oklahoma
Occidental Andina, LLC                                                  Delaware
Occidental Chemical Chile S.A.I.                                        Chile
Occidental Chemical Corporation                                         New York
Occidental Chemical Holding Corporation                                 California
Occidental Crude Sales, Inc. (International)                            Delaware
Occidental de Colombia, Inc.                                            Delaware
Occidental Energy Marketing, Inc.                                       Delaware
Occidental Exploration and Production Company                           California
Occidental International Exploration and Production Company             California
Occidental International Holdings Ltd.                                  Bermuda
Occidental International Oil and Gas Ltd.                               Bermuda
Occidental of Elk Hills, Inc.                                           Delaware
Occidental of Oman, Inc.                                                Nevis
Occidental of Russia (Cyprus) Limited                                   Cyprus
Occidental of Russia Ltd.                                               Bermuda
Occidental Oil and Gas Holding Corporation                              California
Occidental Peninsula, Inc.                                              Delaware
Occidental Peninsula II, Inc.                                           Nevis
Occidental Permian Ltd.                                                 Texas
Occidental Petrochem Partner 2, Inc.                                    Delaware
Occidental Petroleum (Pakistan), Inc.                                   Delaware
Occidental Petroleum (South America), Inc.                              Delaware
Occidental Petroleum Investment Co.                                     California
Occidental Petroleum of Qatar Ltd.                                      Bermuda
Occidental PVC LP, Inc.                                                 Delaware
Occidental Quimica do Brasil Ltda.                                      Brazil
Occidental Specialty Marketing, Inc.                                    Delaware
Occidental Yemen Ltd.                                                   Bermuda
OOG Partner, Inc.                                                       Delaware
Oxy CH Corporation                                                      California
Oxy Chemical Corporation                                                California
Oxy Energy Services, Inc.                                               Delaware
OXY Long Beach, Inc.                                                    Delaware
Oxy Oil Partners, Inc.                                                  Delaware
OXY Receivables Corporation                                             Delaware
OXY USA Inc.                                                            Delaware
OXY USA WTP LP                                                          Delaware
Oxy Vinyls Canada Inc.                                                  Canada
Oxy Vinyls, LP                                                          Delaware
Oxy Westwood Corporation                                                California
Repsol Occidental Corporation                                           Delaware